Exhibit 10.6

RESTRICTED STOCK GRANT AGREEMENT
PURSUANT TO BURLINGTON STORES, INC.
2013 OMNIBUS INCENTIVE PLAN

THIS AWARD AGREEMENT (the “Award Agreement”) is entered into as of _________________between Burlington Stores, Inc. (formerly Burlington Holdings, Inc.), a Delaware corporation (the “Company”), and _____________ (the “Participant”).  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Plan”).

Recitals

WHEREAS, the Participant is an employee of Burlington Stores, Inc.;

WHEREAS, the Company has adopted the Plan providing for the grant under certain circumstances of certain equity incentive awards, including shares of Restricted Stock;

WHEREAS, the Company, under the terms and conditions set forth below, desires to grant Participant an Award of Restricted Stock (the “Award”) pursuant to the terms set forth in the Plan; and

WHEREAS, in consideration of the grant of the Award and other benefits, the Participant is willing to accept the Award provided for in this Award Agreement and is willing to abide by the obligations imposed on him under this Award Agreement and the Plan.

Provisions

NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Participant, intending to be legally bound, hereby agree as follows:

1.Restricted Stock Award.  The Company hereby grants to the Participant, subject to the terms and conditions set forth or incorporated herein, an Award consisting of a total of __________ shares of Common Stock, subject to adjustment under the Plan (the “Shares”).  Upon the execution and delivery of this Award Agreement, the Company will, subject to Section 5 below, issue to the Participant the Shares granted hereunder, and such Shares shall constitute Restricted Stock pursuant to the Plan.

2.Effect of the Plan.  The Award granted under this Award Agreement is subject to all of the terms and conditions of the Plan, which are incorporated by reference and made a part of this Award Agreement.  The Participant will abide by, and the Award granted to the Participant will be subject to, all of the provisions of the Plan and of this Award Agreement, together with all rules and determinations from time to time issued by the Committee established to administer the Plan.

GLG-206068.4

3.Restriction Period.  The restriction period applicable to the Award granted hereunder is as follows:

(a)

All Shares shall be unvested at issuance.  Subject to Section 3(b) below, 25% of the Shares shall vest on each of the first, second, third and fourth anniversary date of this Award Agreement (or the following business day if such date is not a business day) if the Participant remains continuously employed by the Company on such date.

(b)

Following a Change in Control, vesting of unvested Shares shall not accelerate by reason of such Change in Control; provided, however, that 100% of the Shares shall vest if, within the one year period immediately following a Change in Control, the employment of the Participant is terminated by the Company or by a Subsidiary without Cause.

(c)

All unvested Shares shall automatically be forfeited (and shall not vest) if the Participant’s employment with the Company shall terminate for any reason (other than as provided in Section 3(b) above in the case of termination by the Company without Cause following a Change in Control) prior to the date on which they otherwise would have vested pursuant to Section 3(a) above.

(d)

Participant shall be entitled to receipt of all dividends paid by the Company on its Shares, as and when such dividends are declared and paid to holders of Shares; provided, any dividends on unvested Shares shall be held and paid to Participant on the date such Shares become vested.

4.Withholding Taxes.  The Committee may make such provision for any applicable federal or state withholding obligations of the Company pursuant to Section 14.4 of the Plan.    Participant shall deliver to the Company an amount in cash sufficient to satisfy all United States federal, state and local and non-United States tax of any kind (including Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted with respect to the Shares in order to comply with the U.S. Internal Revenue Code of 1986, as amended, and/or any other applicable law, rule or regulation (the “Minimum Withholding Tax”).  Alternatively, the Company shall have the right and power to deduct or withhold a number of Shares having a Fair Market Value (as determined by the Committee as of the date of vesting thereof) equal to the Minimum Withholding Tax. Participant shall remain responsible for the payment of any remaining taxes payable on account of the vesting of Shares.

5.Delivery of Stock.  Shares granted pursuant to this Award Agreement may be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon, and in such circumstance, will bear an appropriate legend specifying the applicable restrictions thereon.  Alternatively, at the Company’s discretion, shares may be held by the Company or its transfer agent on the Participant’s behalf in book entry form.  Whenever Shares subject to the Award are released from restriction, the Company shall issue such unrestricted Shares.  The Company shall follow all requisite procedures to deliver such Shares to Participant; provided, however, that such delivery may be postponed to enable the Company to comply with applicable

GLG-206068.4

procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory agency.

6.Transferability of Award.  This Award may only be transferred by will or by the laws of descent and distribution.  The terms of this Award, including the restriction and vesting provisions set forth in Section 3, shall be binding upon the executors, administrators, successors and assigns of the Participant.

7.Adjustment Upon Changes in Shares.  In the event of a Section 4.2 Event, the adjustments provided for in Section 4.2(b) of the Plan shall be made to the number of Shares subject to the Award hereunder.

8.Section 83(b) Election.  Participant agrees to inform the Company promptly, and provide a copy of the election filed by the Participant with the Internal Revenue Service, if the Participant makes an election under Section 83(b) of the Code to treat any portion of this Award as taxable compensation prior to the time the restrictions are removed from the Shares subject to this Award.

9.Amendments; Termination of Plan.  The Board may amend this Award or terminate the Plan in accordance with Section 12.1 of the Plan.

10.Interpretation.  Any dispute regarding the interpretation of this Award shall be submitted by Participant or the Company to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on the Participant.

11.Notices.  All notices to the Company must be in writing, addressed and delivered or mailed to 2006 Route 130 North, Burlington, NJ 08016, Attention: General Counsel.  All notices to the Participant must be in writing addressed and delivered or mailed to Participant at the address shown on the records of the Company.

12.Governing Law; Severability.  This Award Agreement, and all determinations made and actions taken pursuant thereto, shall be governed under the laws of the State of Delaware.  If any part of this Award Agreement shall be determined to be invalid or unenforceable, such part shall be ineffective only to the extent of such invalidity or unenforceability, without affecting the remaining portions hereof.

13.Non-Compete, Non-Solicitation; Confidentiality.

(a)

In further consideration of the Award granted to Participant hereunder, Participant acknowledges and agrees that during the course of Participant’s employment with the Company and its Subsidiaries Participant shall become familiar, and during Participant’s employment with the predecessors of the Company and its Subsidiaries, Participant has become familiar, with the Company’s trade secrets and with other confidential information and that Participant’s services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries, and therefore, Participant agrees that, during his or her employment with the Company and its Subsidiaries and, if the Participant terminates his or her

GLG-206068.4

employment with the Company and its Subsidiaries for any reason, for a period of one year thereafter (the “Non-Compete Period”), Participant shall not directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant or otherwise) own any interest in, operate, invest in, manage, control, participate in, consult with, render services for (alone or in association with any person or entity), in any manner engage in any business activity on behalf of a Competing Business within any geographical area in which the Company or its Subsidiaries currently operates or plans to operate.  Nothing herein shall prohibit Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no active participation in the business of such corporation.  For purposes of this paragraph, “Competing Business” means each of the following entities, together with their respective subsidiaries and affiliates: TJ Maxx, Marshall’s, Ross Stores, Steinmart, Century 21, Forman Mills and Schottenstein Stores.

(b)

During the Non-Compete Period, Participant shall not, directly or indirectly, and shall ensure that any person or entity controlled by Participant does not, (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire, directly or through another person, any person (whether or not solicited) who was an Participant of the Company or any Subsidiary at any time within the one year period before Participant’s termination from employment, (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, assist any Competing Business or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (Participant understands that any person or entity that Participant contacted during the one year period prior to the date Participant’s employment ceases for the purpose of soliciting sales from such person or entity shall be regarded as a “potential customer” of the Company and its Subsidiaries as to whom the Company has a protectible proprietary interest) or (iv) make or solicit or encourage others to make or solicit directly or indirectly any defamatory statement or communication about the Company or any of its Subsidiaries or any of their respective businesses, products, services or activities (it being understood that such restriction shall not prohibit truthful testimony compelled by valid legal process).

(c)

Participant acknowledges and agrees that the information, observations and data (including trade secrets) obtained by Participant while employed by the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries are the confidential information (“Confidential Information”), and the property, of the Company and/or its Subsidiaries.  Without limiting the foregoing, the term “Confidential Information” shall be interpreted as broadly as possible to include all observations, data and other information of any sort that are (i) related to any past, current or potential business of the Company or any of its

GLG-206068.4

Subsidiaries or any of their respective predecessors, and any other business related to any of the foregoing, and (ii) not generally known to and available for use by those within the line of business or industry of the Company or by the public (except to the extent such information has become generally known to and available for use by the public as a direct or indirect result of Participant’s acts or omissions) including all (A) work product; (B) information concerning development, acquisition or investment opportunities in or reasonably related to the business or industry of the Company or any of its Subsidiaries of which Participant is aware or becomes aware during the term of his employment; (C) information identifying or otherwise concerning any current, former or prospective suppliers, distributors, contractors, agents or customers of the Company or any of its Subsidiaries; (D) development, transition, integration and transformation plans, methodologies, processes and methods of doing business; (E) strategic, marketing, promotional and financial information (including all financial statements), business and expansion plans, including plans and information regarding planned, projected and/or potential sales, pricing, discount and cost information; (F) information identifying or otherwise concerning Participants, independent contractors and consultants; (G) information on new and existing programs and services, prices, terms, and related information; (H) the terms of this Award Agreement; (I) all information marked, or otherwise designated, as confidential by the Company or any of its Subsidiaries or which Participant should reasonably know is confidential or proprietary information of the Company or any of its Subsidiaries; (J) all information or materials similar or related to any of the foregoing, in whatever form or medium, whether now existing or arising hereafter (and regardless of whether merely stored in the mind of Participant or Participants or consultants of the Company or any of its Subsidiaries, or embodied in a tangible form or medium); and (K) all tangible embodiments of any of the foregoing.

(d)

Therefore, Participant agrees that, except as required by law or court order, including, without limitation, depositions, interrogatories, court testimony, and the like (and in such case provided that Participant must give the Company and/or its Subsidiaries, as applicable, prompt written notice of any such legal requirement, disclose no more information than is so required and seek, at the Company’s sole cost and expense, confidential treatment where available and cooperate fully with all efforts by the Company and/or its Subsidiaries to obtain a protective order or similar confidentiality treatment for such information), Participant shall not disclose to any unauthorized person or entity or use for Participant’s own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a direct or indirect result of Participant’s acts or omissions.  Participant shall deliver to the Company at the time Participant’s employment ceases, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information (including any work product) or the business of the Company and its Subsidiaries which

GLG-206068.4

Participant may then possess or have under Participant’s control and if, at any time thereafter, any such materials are brought to Participant’s attention or Participant discovers them in his possession or control, Participant shall deliver such materials to the Company immediately upon such notice or discovery.

14.Enforcement.

(a)

Participant acknowledges and agrees that the Company entered into this Award Agreement in reliance on the provisions of Section 13 and the enforcement of this Award Agreement is necessary to ensure the preservation, protection and continuity of the business of the Company and its Subsidiaries and other Confidential Information and goodwill of the Company and its Subsidiaries to the extent and for the periods of time expressly agreed to herein.  Participant acknowledges and agrees that he has carefully read this Award Agreement and has given careful consideration to the restraints imposed upon Participant by this Award Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its Subsidiaries now existing or to be developed in the future.  Participant expressly acknowledges and agrees that each and every restraint imposed by this Award Agreement is reasonable with respect to subject matter, time period and geographical area.

(b)	Notwithstanding any provision to the contrary herein, the Company or its Subsidiaries may pursue, at its discretion, enforcement of Section 13 in any court of competent jurisdiction (each, a “Court”).
(c)

Whenever possible, each provision of this Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Award Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Award Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  More specifically, if any Court determines that any of the covenants set forth in Section 13 are overbroad or unreasonable under applicable law in duration, geographical area or scope, the parties to this Award Agreement specifically agree and authorize such Court to rewrite this Award Agreement to reflect the maximum duration, geographical area and/or scope permitted under applicable law.

(d)

Because Participant’s services are unique and because Participant has intimate knowledge of and access to confidential information and work product, the parties hereto agree that money damages would not be an adequate remedy for any breach of Section 13, and any breach of the terms of Section 13 would result in irreparable injury and damage to the Company and its Subsidiaries for which the Company and its Subsidiaries would have no adequate remedy at law.  Therefore, in the event of a breach or threatened breach of Section 13, the Company or its

GLG-206068.4

successors or assigns, in addition to any other rights and remedies existing in their favor at law or in equity, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a Court in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages.  The terms of this Section 14 shall not prevent the Company or any of its Subsidiaries from pursuing any other available remedies for any breach or threatened breach of this Award Agreement, including the recovery of damages from Participant.

15.Defend Trade Secrets Act.  Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Participant has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Participant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

[Remainder of page intentionally left blank.]
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed as of the date first above written.

BURLINGTON STORES, INC.

By:
Name:
Title:

ACCEPTANCE

Participant hereby acknowledges receipt of a copy of the Plan, represents that Participant has read and understands the terms and provisions thereof, and accepts this Award subject to all the terms and conditions of the Plan and this Award Agreement.  Participant acknowledges that there may be adverse tax consequences associated with this Award or disposition of the Shares associated with this Award and that Participant should consult a tax adviser.

__________________________________
Participant